ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

090301

Certificate of Change Pursuant to NRS 78.209

Filed in the office of	Document Number 20110451798-38
Ross Miller Secretary of State State of Nevada	Filing Date and Time 06/20/2011 8:00 AM
	Entity Number E0435092007-5

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

Silver Hill Mines, Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

Common Stock Authorized: 250,000,000, par value $0.001 per shares

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

No Change

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

As a result of the reverse stock split, at the effect date and time of the split, 1/100th of a share shall be issued for each 1 share held by each stockholder of record on the record date of 7/7/2011.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Each fractional share shall be rounded up to the nearest whole share.

7. Effective date of filing: (optional) 7/8/2011

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X ______________________ President

Signature of Officer Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.